Exhibit 99.1

Magenta Therapeutics Provides Business Update

MGTA-117 conditioning ADC-based program on track for initial clinical data in 2021

MGTA-145 stem cell mobilization Phase 1 program met all safety and efficacy endpoints and enrollment is complete in renal pharmacokinetic study; potential for initial Phase 2 data in 2020

CD45-ADC progressing in IND-enabling studies

MGTA-456 Phase 2 trial in inherited metabolic disorders experiencing enrollment delay due to impact of novel coronavirus (COVID-19); Phase 2 study in blood cancers expected to complete enrollment in 2020

Cash runway extended into 1Q22

CAMBRIDGE, Mass. – Apr. 16, 2020 - Magenta Therapeutics (NASDAQ: MGTA), a clinical-stage biotechnology company developing novel medicines to bring the curative power of immune reset to more patients, today provided a current update on its programs, business and operations.

“Magenta was founded on the vision of curing more patients living with autoimmune diseases, blood cancers and genetic diseases. Our vision and our commitment to patients have not wavered in the ongoing COVID-19 pandemic. Patients undergoing stem cell transplant need timely, life-saving treatment, and they are particularly at risk from diseases such as COVID-19. This only underscores the urgency for Magenta to bring transformative new medicines forward for these patients,” said Jason Gardner, D.Phil., President and Chief Executive Officer, Magenta. “Despite these unprecedented times, we continue to execute on our programs and are in a strong financial position to focus on delivering on our commitment to patients and their families by minimizing disruption to our highest priority work.”

Program Updates

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MGTA-117 lead clinical candidate for conditioning for stem cell transplant and gene therapy: MGTA-117 timelines have not been affected by COVID-19, and this program is on track to complete GLP toxicology studies and progress GMP manufacturing in 2020, as well as to deliver initial clinical data in 2021.

•

MGTA-145 first-line stem cell mobilization therapy: The Phase 1 trial of MGTA-145 in healthy volunteers has met all primary and secondary endpoints, and enrollment in the renal pharmacokinetic study is complete. These studies demonstrated the ability of MGTA-145, in combination with plerixafor, to mobilize large numbers of functional stem cells in a single day. Magenta plans to initiate multiple Phase 2 trials of MGTA-145, which may be staggered over the course of this year due to clinical trial impacts from COVID-19. There is potential for the Company to present initial Phase 2 data on MGTA-145 in 2020 as planned.

•	CD45-ADC for immune system reset: Investigational New Drug (IND)-enabling work on CD45-ADC is progressing for this program.

•

MGTA-456 cell therapy: Based on COVID-19-related impacts at Magenta’s clinical sites, enrollment timelines for the Phase 2 trial in inherited metabolic disorders (IMDs) have been shifted into 2021. The trial remains open with seven of 12 patients enrolled and continued follow-up on these patients will be conducted. Sixteen of 18 patients have been enrolled in the Phase 2 trial of MGTA-456 in patients with blood cancers at the University of Minnesota, and this trial is currently expected to complete enrollment in 2020.

Business Operations

Magenta has taken important steps to help ensure the safety of employees and their families and to reduce the spread of COVID-19 in the Cambridge community. In early March, Magenta created an internal, cross-functional COVID-19 response team, focused on employee safety and business continuity, to monitor closely the evolving situation and advise on the Company’s response. Magenta has established a work-from-home policy for all employees, other than those performing or supporting business-critical experiments, such as certain members of our laboratory and facilities staff. For those employees, Magenta has implemented stringent safety measures designed to comply with applicable federal, state and local guidelines instituted in response to the COVID-19 pandemic. Magenta also has maintained efficient communication with its partners and clinical sites in as the COVID-19 situation progresses. As the COVID-19 pandemic is rapidly evolving, Magenta will continue to evaluate the impact of the COVID-19 pandemic on its operations and will provide a further update in conjunction with its first quarter financial results announcement and Quarterly Report on Form 10-Q in May 2020. Magenta also has maintained efficient communication with its partners and clinical sites as the COVID-19 situation progresses.

Financial Position

As of December 31, 2019, Magenta had $145.7 million in cash, cash equivalents and marketable securities. Based on the Company’s updated operating plan, including the shift in MGTA-456 timelines, the Company estimates that its cash, cash equivalents and marketable securities will be sufficient to fund its operations into the first quarter of 2022.

About Magenta Therapeutics

Magenta Therapeutics is a clinical-stage biotechnology company developing medicines to bring the curative power of immune system reset through stem cell transplant to more patients with autoimmune diseases, genetic diseases and blood cancers. Magenta is combining leadership in stem cell biology and biotherapeutics development with clinical and regulatory expertise, a unique business model and broad networks in the stem cell transplant world to revolutionize immune reset for more patients.

Magenta is based in Cambridge, Mass. For more information, please visit www.magentatx.com.

Follow Magenta on Twitter: @magentatx.

Forward-Looking Statement

This press release may contain forward-looking statements and information within the meaning of The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “seeks,” “endeavor,” “potential,” “continue” or the negative of such words or other similar expressions can be used to identify forward-looking statements. The express or implied forward-looking statements included in this press release are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation, risks set forth under the caption “Risk Factors” in Magenta’s most recent Annual Report on Form 10-K, as updated by Magenta’s most recent Quarterly Report on Form 10-Q and its other filings with the Securities and Exchange

Commission, as well as risks, uncertainties and assumptions regarding the potential impact of the COVID-19 pandemic to Magenta’s business, operations, strategy, goals and anticipated timelines, including, without limitation, Magenta’s ongoing and planned preclinical activities, ability to initiate, enroll, conduct or complete ongoing and planned clinical trials, timelines for regulatory submissions and financial position. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although Magenta believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither Magenta nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements included in this press release. Any forward-looking statement included in this press release speaks only as of the date on which it was made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Magenta Therapeutics:

Manisha Pai, Vice President, Communications & Investor Relations

617-510-9193

mpai@magentatx.com